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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in the Boston Capital Real Estate Investment
Trust, Inc. Registration Statement on Form S-11 (Registration No. 333-108426) of the following:

    - Our report dated March 25, 2005, except for the third paragraph in note A, as to which the date is February 10, 2006 and the last paragraph in note B as to which date is March 29, 2006 on the audited Consolidated Financial Statements of Boston Capital Real Estate Investment Trust, Inc. as of December 31, 2004 and for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003;

    - Our report dated March 9, 2004, except for note B as to which date is March 29, 2006 on the audited Consolidated Financial Statements of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and for the period from January 1, 2003 through May 15, 2003;

We also consent to the reference to our firm under the caption "Experts."

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
                                  /s/ REZNICK GROUP, P.C.

Bethesda, Maryland
August 3, 2006
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